Exhibit 99






Release Date:                                            Further Information:

IMMEDIATE RELEASE                                        David J. Bursic
April 29, 2008                                           President and CEO -or-
                                                         Pamela M. Tracy
                                                         Investor Relations
                                                         Phone: 412/364-1913



              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


         WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on April 29, 2008 declared a regular $0.16 cash dividend on the common stock of the Company, payable on May 22, 2008 to the stockholders of record at the close of business on May 12, 2008.

         WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


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